EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 4, 1998, relating to the consolidated financial statements and financial statement schedules, which reports are incorporated by reference or included in ACE Limited's Annual Report on Form 10-K for the year ended September 30, 1998.



                                            PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
New York, New York
June 30, 1999